Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: State Street Bank & Trust Co.

Country	Subcustodian Name	City
Argentina	Citibank, N.A.	1036 Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Ltd.	Sydney, NSW 2000, Australia
Australia	Citigroup Pty. Limited	Melbourne, VIC 3000, Australia
Austria	UniCredit Bank Austria AG	Vienna A-1090, Austria
Bahrain	HSBC Bank Middle East Limited	Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Dhaka 1000, Bangladesh
Belgium	Deutsche Bank AG, Netherlands	1017 CA Amsterdam, Netherlands
Benin	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Bermuda	Bank of Bermuda Limited	Hamilton, HM11 Bermuda
Botswana	Barclays Bank of Botswana Ltd.	Gaborone, Botswana
Brazil	Citibank, N.A.	Sao Paulo Brazil 01311
Bulgaria	ING Bank N.V.	Sofia 1404, Bulgaria
Bulgaria	*UniCredit Bulbank AD	Sofia 1000, Bulgaria
Burkina Faso	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Canada	State Street Trust Company Canada	Toronto, Ontario M5C 3G6 Canada
Canada	*RBC Dexia Investor Services Limited	Toronto, Ontario M5J 2J5, Canada
Cayman Islands	Close Trustees (Cayman) Limited	Grand Cayman KY1-1102 ,Cayman Islands
Chile	Banco Itau Chile	Las Condes, Santiago, Chile
Chile	*Citibank, N.A.	Santiago, Chile Santiago
People's Republic of China (Shanghai)	HSBC Bank (China) Company Limited, Shanghai	Pudong Shanghai PRC Postal Code: 200120
People's Republic of China (Shenzhen)	SBC Bank (China) Company Limited, Shenzhen	Shenzhen 518031 Peoples Republic of China
People's Republic of China (Shenzhen)	*Standard Chartered Bank (China) Limited Shanghai, Shenzhen	Pudong, Shanghai 200120, China
Colombia	Cititrust Colombia S.A.	Bogota, Colombia
Costa Rica	Banco BCT S.A.	San Jose, Costa Rica
Croatia	Privredna banka Zagreb d.d.	10000 Zagreb, Croatia
Croatia	*Zagrebacka Banka d.d.	10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.A.	GR 115 28 Athens, Greece
Czech Republic	Ceskoslovenska obchodni banka, a.s.	150 57 Prague 5, Czech Republic
Czech Republic	*UniCredit Bank Czech Republic, a. s.	113 80, Praha 1, Czech Republic
Denmark	Skandinaviska Enskilda Banken AB	Copenhagen K, Denmark
Ecuador	Banco de la Produccion S.A. PRODUBANCO	Quito, Ecuador
Egypt	HSBC Bank Egypt S.A.E.	Cairo, Egypt
Egypt	*Citibank, N.A.	Cairo, Egypt 11511
Estonia	AS SEB Pank	15010 Tallinn, Estonia
Finland	Skandinaviska Enskilda Banken AB	SE-106 40 Stockholm, Sweden
France	Deutsche Bank A.G.	1017 CA Amsterdam, Netherlands
Germany	Deutsche Bank AG	D-65760 Eschborn Germany
Ghana	Barclays Bank of Ghana Ltd	Accra, Ghana
Greece	BNP Paribas Securities Services, S.A.	GR 115 28 Athens, Greece
Guinea-Bissau	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Hong Kong	Standard Chartered Bank (Hong Kong) Ltd	Kwun Tong, Hong Kong
Hungary	UniCredit Bank Hungary Zrt.	H-1054 Budapest, Hungary
Iceland	New Kaupthing Banki hf.	101 Reykjavik, Iceland
India	Deutsche Bank AG	Fort Mumbai 400 001, India
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai-400 057, India
India	*Standard Chartered Bank	Fort Mumbai 400 001 India
Indonesia	Deutsche Bank AG	Jakarta 10310, Indonesia
Indonesia	*Standard Chartered Bank Indonesia	Jakarta 10220, Indonesia
Ireland	Bank of Ireland	Dublin 1, Ireland
Ireland	*HSBC Bank Plc.	London EC3N 4DA
Israel	Bank Hapoalim B.M.	66883 Tel Aviv, Israel
Italy	Deutsche Bank S.p.A., Milan	20124 Milan, Italy
Ivory Coast	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Jamaica	Bank of Nova Scotia Jamaica Ltd	Kingston, Jamaica, W.I.
Japan	Mizuho Corporate Bank, Ltd.	Tokyo 104-0052, Japan
Japan	Sumitomo Mitsui Banking Corporation	Tokyo 100-8210, Japan
Japan	*Standard Chartered Bank (Japan) Limited	Tokyo 100-6155, Japan
Jordan	HSBC Bank Middle East Limited	Western Amman, Jordan
Kazakhstan	SB HSBC Bank Kazakhstan JSC	050010 Almaty, Kazakhstan
Kenya	Barclays Bank of Kenya Limited	Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	110-752 Seoul, Korea
Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	1-Ka Bongrae-Dong, Chung-Ku Seoul, Korea
Republic of Korea	*Standard Chartered First Bank Korea Limited (SC First Bank)	ChongRo-Gu, Seoul,110-702, Korea
Kuwait	HSBC Bank Middle East Limited	Safat 13017, Kuwait
Latvia	AS SEB Banka	Riga raj, LV 1076 Latvia
Lebanon	HSBC Bank Middle East Limited	Beirut 1107 2080, Lebanon
Lithuania	AB SEB Bankas	LT-2600 Vilnius, Lithuania
Malaysia	Standard Chartered Bank Malaysia Berhad	50250 Kuala Lumpur, Malaysia
Mali	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Malta	The Hongkong and Shanghai Banking Corporation Limited	Valletta VLT 05, Malta
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Ebene, Mauritius
Mexico	Banco Nacional de Mexico S.A.	Mexico, DF 01210
Morocco	Citibank Maghreb	Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited	Windhoek, Namibia
Netherlands	Deutsche Bank AG	1017 CA Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Ltd	Auckland 1010, New Zealand
Niger	Socite Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Nigeria	Stanbic IBTC Bank Plc.	Victoria Island, Lagos, Nigeria
Norway	Skandinaviska Enskilda Banken AB	SE-106 40 Stockholm, Sweden
Oman	HSBC Bank Middle East Limited	Muscat, Oman
Pakistan	Deutsche Bank AG	Karachi 75530 Pakistan
Pakistan	*Standard Chartered Bank (Pakistan) Limited	Karachi 74000, Pakistan
Palestine	HSBC Bank Middle East Limited	Ramallah, West Bank, Palestine
Peru	Citibank del Peru, S.A.	Lima 27, Peru
Philippines	Standard Chartered Bank	Makati City, Metro Manila Philippines
Poland	Bank Handlowy w Warszawie S.A.	00-923 Warsaw 55, Poland
Portugal	Banco Comercial Portugues S.A.	1099-007 Lisboa, Portugal
Portugal	*BNP Paribas Securities Services, S.A.	3 Rue D'Antin, Paris, France
Puerto Rico	Citibank, N.A.	San Juan, Puerto Rico 00901
Qatar	HSBC Bank Middle East Limited	Doha, Qatar
Romania	ING Bank N.V.	Bucharest 1, Romania
Romania	*UniCredit Tiriac Bank S.A.	Bucharest 1, 014106, Romania
Russia	ING Bank (Eurasia) ZAO	Moscow 127473, Russia
Russia	*ZAO Citibank	Moscow, 123317, Russia
Saudi Arabia	Saudi British Bank	Riyadh 11413, Saudi Arabia
Senegal	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Serbia	UniCredit Bank Serbia JSC	11070 New Belgrade, Serbia
Singapore	DBS Bank Limited	Singapore 239922
Singapore	United Overseas Bank Ltd.	Singapore 048624
Slovak Republic	Ceskoslovenska obchodna banka, a.s.	814 99 Bratislava, Slovak Republic
Slovak Republic	*UniCredit Bank Slovakia a.s.	Bratislava 1, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	SI-1000, Ljubljana, Slovenia
South Africa	Nedbank Limited	Braamfontein, Johannesburg Republic of South Africa
South Africa	Standard Bank of South Africa Limited	Johannesburg 2001 Republic of South Africa
Spain	Deutsche Bank S.A.E.	Barcelona, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo 1, Sri Lanka
Sri Lanka	*Standard Chartered Bank	Colombo 1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland
Sweden	Skandinaviska Enskilda Banken AB	SE-106 40 Stockholm, Sweden
Switzerland	UBS AG	8098 Zurich, Switzerland
Switzerland	Credit Suisse	Zurich, Switzerland
Taiwan - R.O.C.	Bank of Taiwan	Taipei 100, Taiwan Republic of China
Taiwan - R.O.C.	*Standard Chartered Bank (Taiwan) Limited	Taipei 105, Taiwan Republic of China
Taiwan - R.O.C.	HSBC Taipei	Section 1, Taipei 110, Taiwan Republic of China
Taiwan - R.O.C.	Citibank Taipei	Taipei, Taiwan Republic of China
Taiwan - R.O.C.	Deutsche Bank	Taipei 105 Taiwan, Republic of China
Taiwan - R.O.C.	*Standard Chartered Bank	Taipei 10549, Taiwan, Republic of China
Taiwan - R.O.C.	JPMorgan Chase Bank, N.A., Taiwan Branch	Taipei 11047 Taiwan R.O.C
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok 10500, Thailand
Togo	Societe Generale de Banques en Cote dIvoire	Abidjan 01 Ivory Coast
Trinidad & Tobago	Republic Bank Limited	Port of Spain, Trinidad & Tobago, W.I.
Tunisia	Banque Internationale Arabe de Tunisie	1080 Tunis, Tunisia
Turkey	Citibank, A.S.	34768 Umraniye Istanbul, Turkey
Turkey	*HSBC Bank A.S.	34398 Istanbul, Turkey
Uganda	Barclays Bank of Uganda Ltd.	Kampala, Uganda
Ukraine	ING Bank Ukraine	04070 Kiev, Ukraine
Ukraine	*UniCredit Bank T.z.o.v.	Kiev 01034, Ukraine
United Arab Emirates - ADX	HSBC Bank Middle East Limited (HSBC-BME)	Dubai, United Arab Emirates
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai, United Arab Emirates
United Arab Emirates - DIFC	HSBC Bank Middle East Limited	Dubai, United Arab Emirates
United Arab Emirates - DIFC	*Standard Chartered Bank	Dubai, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	Edinburgh EH5 2AW, Scotland
United Kingdom	*HSBC Bank Plc.	London EC3N 4DA, England
United States	State Street Bank and Trust Company	Boston, MA 02110, United States
Uruguay	Banco Itau Uruguay S.A.	11000 Montevideo, Uruguay
Venezuela	Citibank, N.A.	Caracas, Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd.	District 1, Ho Chi Minh City, Vietnam
Zambia	Barclays Bank of Zambia Plc.	Lusaka, Zambia
Zimbabwe	Barclays Bank of Zimbabwe Limited	Harare, Zimbabwe

*Legacy Investors Bank & Trust Company (IBT) subcustodian Network relationship.